                                   EXHIBIT 12

              STATEMENT REGARDING RATIO OF EARNINGS TO FIXED CHARGES:


                                               Nine Months
                                              Ended June 30,                     Fiscal Year Ended September 30,
                                          ----------------------   ---------------------------------------------------------------
EARNINGS:                                    1997          1996        1996        1995         1994           1993         1992
---------                                    ----          ----        ----        ----         ----           ----         ----
Income Before Minority Interests and
Income Taxes
                                          $1,575,241  $1,405,496   $1,784,555  $1,511,748   $1,168,851     $2,615,278   $2,730,062
Adjustment for Share of Net Income
from Minority-Owned Land
Development and Housing Partnership              ---  $ (116,000)  $   21,767  $ (236,404)  $  174,363     $  (35,000)        ----
Amortization of Interest Expense          $1,903,277  $1,066,141   $1,886,662  $  815,947   $  491,612     $  210,479   $  482,611
Interest Expense                          $   21,924  $    3,067   $   58,782  $   79,998   $   54,712     $   90,247   $  398,674
                                          ----------  ----------   ----------  ----------   ----------     ----------   ----------
    Total Earnings                        $3,500,442  $2,358,704   $3,751,766  $2,171,289   $1,889,538     $2,881,004   $3,611,347
                                          ==========  ==========   ==========  ==========   ==========     ==========   ==========

FIXED CHARGES:
---------------
Interest Expense                          $   21,924  $    3,067   $   58,782  $   79,998   $   54,712     $   90,247   $  398,674
Interest Capitalized                      $4,975,018  $1,804,864   $3,901,554  $1,824,941   $  716,667     $  305,285   $  158,830
                                          ----------  ----------   ----------  ----------   ----------     ----------   ----------
    Total Fixed Charges                   $4,996,942  $1,807,931   $3,960,336  $1,904,939   $  771,379     $  395,532   $  557,504
                                          ==========  ==========   ==========  ==========   ==========     ==========   ==========

Ratio of Earnings to Fixed Charges                (1)       1.30           (1)       1.14         2.45           7.28         6.48
                                          ==========  ==========   ==========  ==========   ==========     ==========   ==========

(1) Earnings were inadequate to cover fixed charges by approximately $209,000 for the year ended September 30, 1997 and by approximately $1,496,000 for the nine months ended June 30, 1997.

Modified Ratio of Earnings to Fixed Charges Adjusted to Reduce Fixed Charges by the Amount of Capitalized Interest Funded From Draws on Corporate Line of Credit


                                              Nine Months
                                             Ended June 30,                     Fiscal Year Ended September 30,
                                         ----------------------     ---------------------------------------------------------------
EARNINGS:                                    1997          1996        1996        1995         1994           1993         1992
----------                                   ----          ----        ----        ----         ----           ----         ----
Income Before Minority Interests and
Income Taxes                           $ 1,575,241  $ 1,405,496   $ 1,784,555  $1,511,748   $1,168,851     $2,615,278   $2,730,062
Adjustment for Share of Net
Income from Minority-Owned
Land Development and Housing
Partnership                                    ---  $  (116,000)  $    21,767  $ (236,404)  $  174,363     $  (35,000)         ---
Amortization of Interest Expense       $ 1,903,277  $ 1,066,141   $ 1,886,662  $  815,947   $  491,612     $  210,479   $  482,611
Interest Expense                       $    21,924  $     3,067   $    58,782  $   79,998   $   54,712     $   90,247   $  398,674
                                       -----------  -----------   -----------  ----------   ----------     ----------   ----------
    Total Earnings                     $ 3,500,442  $ 2,358,704   $ 3,751,766  $2,171,289   $1,889,538     $2,881,004   $3,611,347
                                       ===========  ===========   ===========  ==========   ==========     ==========   ==========
FIXED CHARGES:
---------------
Interest Expense                       $    21,924  $     3,067   $    58,782  $   79,998   $   54,712     $   90,247   $  398,674
Interest Capitalized                   $ 4,975,018  $ 1,804,864   $ 3,901,554  $1,824,941   $  716,667     $  305,285   $  158,830
LESS:
------
Capitalized Interest Funded from
Draws on Corporate Line of Credit      $(1,692,956) $(1,247,069)  $(1,757,456) $ (462,491)         ---            ---          ---
                                       -----------  -----------   -----------  ----------   ----------     ----------   ----------
    Total Adjusted Fixed
    Charges                            $ 3,303,986  $   560,862   $ 2,202,880  $1,442,448   $  771,379     $  395,532   $  557,504
                                       ===========  ===========   ===========  ==========   ==========     ==========   ==========
Ratio of Earnings to Adjusted
Fixed Charges                                 1.06         4.21          1.70        1.51         2.45           7.28         6.48
                                       ===========  ===========   ===========  ==========   ==========     ==========   ==========